Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

The following contains a list of the “significant subsidiaries” of Texas Roadhouse, Inc. as of December 25, 2018, together with the names of certain other subsidiaries, and the states in which those subsidiaries are organized.  The names of particular subsidiaries of Texas Roadhouse, Inc. have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

I.SUBSIDIARIES WHOLLY-OWNED BY TEXAS ROADHOUSE, INC.

NAME OF ENTITY	FORM OF ENTITY
Strategic Restaurant Concepts, LLC (d/b/a Bubba’s 33 and Jaggers)	Kentucky limited liability company
Armadillo, Inc.	Virginia corporation
Roadhouse-Creek of NJ, LLC	Kentucky limited liability company
Texas Roadhouse Development Corporation	Kentucky corporation
Texas Roadhouse Holdings LLC	Kentucky limited liability company
Texas Roadhouse International, LLC	Nevada limited liability company
Texas Roadhouse Management Corp.	Kentucky corporation
Texas Roadhouse Central Treasury LLC	Kentucky limited liability company
Texas Roadhouse Delaware LLC	Delaware limited liability company

II.INDIRECTLY WHOLLY-OWNED SUBSIDIARIES

NAME OF ENTITY	FORM OF ENTITY
Roadhouse Enterprises, Inc.	Texas corporation
Texas Roadhouse of Kansas, LLC	Kansas limited liability company
Texas Roadhouse of Reno, NV, LLC	Nevada limited liability company
TRDC International, LLC	Nevada limited liability company
Texas Roadhouse International Services, LLC	Kentucky limited liability company
Roadhouse Private Beverage Club of Pelham, Inc.	Alabama Corporation
Texas Roadhouse Administrative Services, LLC	Kentucky limited liability company
Strategic Restaurant Enterprises, Inc.	Texas corporation
SRC of Kansas, LLC	Kansas limited liability company
TXRH International IP, LLC	Texas limited liability company
Texas Roadhouse Intermediary, LLC	Kentucky limited liability company
Texas Roadhouse of Jonesboro, Inc.	Arkansas non-profit corporation

III.PARTIALLY-OWNED SUBSIDIARIES

NAME OF ENTITY	FORM OF ENTITY
Texas Roadhouse of Austin-North, Ltd.	Kentucky limited partnership
Texas Roadhouse of Austin, Ltd.	Kentucky limited partnership
Texas Roadhouse of Bakersfield, LLC	Kentucky limited liability company
Texas Roadhouse of Baytown, TX, LLC	Kentucky limited liability company
Texas Roadhouse of Corona, CA LLC	Kentucky limited liability company
Texas Roadhouse of Fort Myers, FL, LLC	Kentucky limited liability company
Texas Roadhouse of Gilbert, AZ, LLC	Kentucky limited liability company
Texas Roadhouse of Hendersonville, de Novo, LLC	Kentucky limited liability company
Texas Roadhouse of Huber Heights, LLC	Kentucky limited liability company
Texas Roadhouse of Jacksonville, NC, LLC	Kentucky limited liability company
Texas Roadhouse of Lancaster OH, LLC	Kentucky limited liability company
Texas Roadhouse of Lexington, KY, II, LLC	Kentucky limited liability company
Texas Roadhouse of Mansfield, Ltd.	Kentucky limited partnership
Texas Roadhouse of Menifee, CA, LLC	Kentucky limited liability company
Texas Roadhouse of Orange Park, LLC	Kentucky limited liability company
Texas Roadhouse of Parker, LLC	Kentucky limited liability company
Texas Roadhouse of Richmond, LLC	Kentucky limited liability company
Texas Roadhouse of Stillwater, OK, LLC	Kentucky limited liability company
Texas Roadhouse of Valdosta, LLC	Kentucky limited liability company
Texas Roadhouse of Warwick, LLC	Kentucky limited liability company
SRC of Anne Arundel County, MD, LLC	Kentucky limited liability company
Texas Roadhouse of Baltimore County, MD, LLC	Kentucky limited liability company
Texas Roadhouse of Howard County, MD, LLC	Kentucky limited liability company